Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Goldfields, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-138151) and Form S-3 (No. 333-137847) of our report on the consolidated financial statements of Western Goldfields, Inc. dated February 24, 2007, which appears in this Form 10-KSB.

/s/ HJ & Associates, LLC
HJ & Associates, LLC February 24, 2007 Salt Lake City, Utah